EXHIBIT 99.1
FOR IMMEDIATE RELEASE:
Contact at Neurocrine Biosciences:
Elizabeth Foster
(858) 617-7600
NEUROCRINE BIOSCIENCES ANNOUNCES THE RESIGNATION OF
ADRIAN ADAMS FROM THE BOARD OF DIRECTORS
San Diego, CA, February 20, 2007 — Neurocrine Biosciences, Inc. (NASDAQ: NBIX) announced today that Adrian Adams has resigned from the Company’s Board of Directors.
“We are grateful to Adrian for the extensive experience that he has brought to Neurocrine over the past two years” said Joseph A. Mollica, Ph.D, Chairman of the Board, Neurocrine Biosciences.
“We want to thank Adrian for his hard work and dedication and for being such a valuable resource for Neurocrine,” said Gary A. Lyons, President and Chief Executive Officer of Neurocrine Biosciences.
Neurocrine Biosciences, Inc. is a biopharmaceutical company focused on neurological and endocrine diseases and disorders. Our product candidates address some of the largest pharmaceutical markets in the world including insomnia, anxiety, depression, irritable bowel syndrome, endometriosis and CNS related disorders. Neurocrine Biosciences, Inc. news releases are available through the Company’s website via the Internet at www.neurocrine.com.
In addition to historical facts, this press release may contain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with Neurocrine’s business and finances in general. Other risks are described in the Company’s report on Form 10-K for the year ended December 31, 2006. Neurocrine undertakes no obligation to update the statements contained in this press release after the date hereof.
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